Filed Pursuant to 424(b)(5)
Registration No. 333-274822
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 2, 2023)
BIOHAVEN LTD.
5,609,757 Common Shares

Biohaven Ltd. is offering 5,609,757 of its common shares in this offering at an offering price per common share of $41.00.
Our common shares trade on The New York Stock Exchange under the symbol “BHVN.” On April 17, 2024, the last sale price of the common shares as reported on the New York Stock Exchange was $44.03 per share.
Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

	Per Share	Total
Public offering price	$41.00	$230,000,037
Underwriting discounts and commissions(1)	$2.46	$13,800,002
Proceeds before expenses	$38.54	$216,200,035

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(1)We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”
The underwriters may also exercise their option to purchase up to an additional common shares from us, at the public offering price, less the underwriting discount and commissions, for 30 days after the date of this prospectus supplement.
Vlad Coric, our Chief Executive Officer, and certain of our directors and their affiliated funds have indicated an interest in purchasing up to $62,000,000, in the aggregate, of our common shares in this offering at the public offering price. Dr. Coric has indicated an interest in purchasing approximately $5,000,000 of the common shares being offered hereby. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to each of Dr. Coric or our directors and their affiliated funds, and any of such persons or their affiliated funds could determine to purchase more, fewer or no shares in this offering.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The common shares will be ready for delivery on or about April 22, 2024.

Joint Lead Book-Running Managers
J.P. Morgan Morgan Stanley TD Cowen Piper Sandler
Book-Running Managers
Cantor Baird
The date of this prospectus supplement is April 17, 2024

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide you with different information than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this
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offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 2, 2023, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the cover page of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Biohaven,” the “Company,” “we,” “us,” “our,” or similar references mean Biohaven Ltd. and our subsidiaries, on a consolidated basis.
This prospectus supplement and the documents incorporated by reference herein contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms, or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights and, in certain cases, updates some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, including the information incorporated by reference herein, especially the matters discussed under “Risk Factors” in this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”), along with our consolidated financial statements and notes thereto, before making an investment decision.
Company Overview
We are a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing treatments in key therapeutic areas, including immunology, neuroscience, and oncology. We are advancing our innovative portfolio of therapeutics, leveraging our proven drug development experience and multiple proprietary drug development platforms. Our extensive clinical and preclinical programs include Kv7 ion channel modulation for epilepsy and mood disorders; extracellular protein degradation for immunological diseases; Transient Receptor Potential Melastatin 3 antagonism for migraine and neuropathic pain; Tyrosine Kinase 2/Janus Kinase 1 inhibition for neuroinflammatory disorders; glutamate modulation for obsessive-compulsive disorder and spinocerebellar ataxia; myostatin inhibition for neuromuscular and metabolic diseases, including spinal muscular atrophy and obesity; antibody recruiting bispecific molecules and antibody drug conjugates for cancer.
Recent Developments
Glutamate Modulation Platform
In April 2024, we announced that the Data Monitoring Committee for our Phase 3 trial of troriluzole in obsessive-compulsive disorder convened in the second quarter to review the interim analysis and informed the Company that the study may continue.
Myostatin Platform (BHV-2000)
In April 2024, we announced that the FDA granted "rare pediatric disease" designation for taldefgrobep alfa (BHV-2000). The designation provides for the potential for taldefgrobep to receive a priority review voucher (“PRV”) if ultimately approved for the indication of spinal muscular atrophy.
Inflammation and Immunology Platform (BHV-1300)
In April 2024, we provided preliminary safety and IgG lowering data from our ongoing single ascending dose (“SAD”) study of BHV-1300.
In the study, 16 subjects completed two dosing cohorts to date, with 1 sentinel subject treated with BHV-1300 in each cohort prior to dosing other subjects. Given BHV-1300’s novel mechanism of action, robust data collection with Safety Review Committee meeting to review at least two weeks of follow-up data for each cohort before next dose group; review includes cumulative safety, pharmacokinetics and pharmacodynamic assessment. All cohorts have proceeded as initially planned without any cohort expansion or interruption.
To date, BHV-1300 has been safe and well-tolerated with no serious adverse events (“SAEs”) or moderate or severe adverse events (“AEs”) observed. Only mild AEs have been observed, which have been judged not to be related to BHV-1300 with most resolving spontaneously. No clinically significant laboratory abnormalities (including liver function tests (“LFTs”) and albumin) or electrocardiogram (“ECG”) changes have been observed to date. Preliminary IgG lowering data is consistent with modeling based on non-clinical experience, with dose- and time-dependent IgG lowering observed even in initial low dose cohorts. Reductions were greater for IgG1, IgG2 and IgG4 subclasses compared to IgG3; BHV-1300 was designed to spare IgG3.
Product License Arrangements
We have in the past entered into, and may in the future enter into or amend, product license arrangements with third parties to settle future royalty or milestone payment obligations in our common shares, including shares to be issued upon entering into such arrangements, as consideration for those arrangements. For example, we are currently in negotiations with a third party that may result in a near term commitment to issue $75 million of our common shares upon execution of the amended agreement and another $75 million of our common shares one year later, to reduce future royalty and milestone obligations, although there can be no assurances that those negotiations will result in a final agreement.
Capital Position as of March 31, 2024
As of March 31, 2024, cash and cash equivalents and marketable securities were $283.4 million. This information is preliminary and subject to completion. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the three months ended March 31, 2024, and our actual results could be materially different from this preliminary financial information. In addition, Ernst & Young LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of and for the quarterly period ended March 31, 2024, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding our operating data not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.
Risks Associated with Our Business
Our business is subject to a number of risks, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary and those described under similar headings in the documents incorporated by reference into this prospectus. These risks include, among others:
Risks Related to Our Financial Position and Need for Additional Capital
•We have a limited operating history, have incurred significant operating losses since inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future.
•Deterioration in general economic conditions in the U.S. and globally, including the effect of prolonged periods of inflation on our suppliers, third-party service providers and potential partners, may have a negative impact on our business and results of operations.
•An inability to raise capital when needed or on terms favorable to us could force us to curtail our planned operations and growth strategy.
•Credit risk with respect to our investments or the financial institutions at which we deposit funds could adversely affect us.
Risks Related to the Development of Our Product Candidates
•We depend entirely on the success of a limited number of product candidates.
•Clinical trials are very expensive, time consuming and difficult to design and implement, involve uncertain outcomes and may not be predictive of results of future trials.

•Regulatory approval processes in the U.S. and foreign jurisdictions are lengthy, time consuming and unpredictable.
•Our product candidates may fail to demonstrate safety and efficacy in clinical trials, or may cause serious adverse or unacceptable side effects.
•We may become exposed to costly liability claims, which may not be covered by insurance.
Risks Related to Commercialization of Our Product Candidates
•We have never commercialized a product candidate and may lack the necessary expertise, personnel and resources to successfully commercialize any product candidate that may receive regulatory approval.
•We operate in a highly competitive and rapidly changing industry.
•Failure to obtain or maintain adequate coverage and reimbursement for our approved product candidates could limit our ability to market those products and decrease our ability to earn revenue.
•Our product candidates, if approved, will be subject to ongoing regulatory oversight.
•Our approved product candidates may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.
Risks Related to Our Dependence on Third Parties
•We rely on third parties to conduct our preclinical studies and clinical trials and to supply, manufacture and distribute clinical drug supplies for our product candidates, which may expose us to risks.
•We may not establish or maintain collaborations with third parties to develop or commercialize product candidates.
Risks Related to Regulatory Compliance
•Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and may affect the prices we may set.
•Our business operations and relationships with investigators, health care professionals, consultants, third-party payors and customers are subject to federal and state healthcare and other laws.
•We may not obtain or maintain orphan drug designation or exclusivity for our product candidates.
Risks Related to Our Intellectual Property
•We could lose market exclusivity earlier than expected.
•If we were unable to obtain licenses from third parties on commercially reasonable terms or lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates.
•Patent terms may not provide exclusivity for our product candidates for an adequate amount of time to realize sufficient commercial benefits.
•Third parties may seek to invalidate our patents.
•Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a negative impact on our business.

Risks Related to Our Business Operations, Employee Matters and Managing Growth
•Our future growth and ability to compete depend on, among other things, retaining key personnel and recruiting additional qualified personnel and on our ability to penetrate foreign markets.
•Laws and regulations governing our international operations may preclude us from developing, manufacturing and selling certain product candidates and products outside of the United States and require us to develop and implement costly compliance programs.
•We may encounter difficulties in managing our growth, which could disrupt our operations.
•Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs and vendors may engage in improper activities.
•Our business and operations may be materially adversely affected in the event of computer system failures or security breaches.
Risks Related to Ownership of Our Common Shares
•Because we do not expect to pay dividends on our common shares in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
•The trading price of our common shares may be volatile and may fluctuate.
Risks Related to This Offering
•If you purchase common shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.
•Sales of a substantial number of our common shares in the market could occur anytime. This could cause the market price of our common shares to drop significantly, even if our business is doing well.
•We will have discretion in the use of net proceeds from this offering and may not use them effectively.
•Changes in tax law, determinations by tax authorities or changes in our effective tax rates may adversely affect our business and financial results.
•If we are or become a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.
Corporate Information
We are a business company limited by shares incorporated under the laws of the British Virgin Islands. Our registered office is located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands and our telephone number is +1 (284) 852-3000. Our U.S. subsidiary's office is located at 215 Church Street, New Haven, Connecticut 06510 and telephone number is (203) 404-0410. Our website address is www.biohaven.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in making an investment decision regarding our common shares.

THE OFFERING

Common shares offered by us	5,609,757 common shares

Common shares to be outstanding immediately after this offering(1)	87,416,978 common shares (88,258,441 common shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 841,463 additional common shares.

Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise their option to purchase up to an additional 841,463 shares, will be approximately $215.4 million, based on the public offering price of $41.00 per share.
We intend to use the net proceeds from this offering for general corporate purposes.
See “Use of Proceeds” for more information.

Insider participation
Vlad Coric, our Chief Executive Officer, and certain of our directors and their affiliated funds have indicated an interest in purchasing up to $62,000,000, in the aggregate, of our common shares in this offering at the public offering price. Dr. Coric has indicated an interest in purchasing approximately $5,000,000 of the common shares being offered hereby. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to each of Dr. Coric or our directors and their affiliated funds, and any of such persons or their affiliated funds could determine to purchase more, fewer or no shares in this offering.

Risk factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” of this prospectus supplement and the “Risk Factors” sections included our Annual Report, which is incorporated by reference herein for more information.

NYSE symbol	“BHVN”
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(1)The number of common shares to be outstanding immediately after this offering is based on 81,807,221 common shares outstanding as of March 31, 2024 and does not include:
•13,492,959 common shares issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted average exercise price of $16.95 per share;
•699,624 common shares reserved for future issuance of awards under our 2022 Equity Incentive Plan (the “2022 Plan”); and
•1,727,641 common shares reserved for future issuance under our 2022 Employee Share Purchase Plan (the “ESPP”).

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before you invest in our common shares, you should carefully consider the risks described below, as well as general economic and business risks and the other information in this prospectus supplement and in the documents incorporated by reference herein, including those set forth under the heading “Risk Factors” in our Annual Report. The occurrence of any of the events or circumstances described below or other adverse events could have a material adverse effect on our business, results of operations and financial condition and could cause the trading price of our common shares to decline. Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Any of the following risks as well as the risks discussed in the documents incorporated by reference herein, could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our common shares to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained or incorporated by reference in this prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business.
Risks Related to This Offering
If you purchase common shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.
The public offering price per common share in this offering exceeds the net tangible book value per share of our common shares. Therefore, if you purchase common shares in this offering, you will pay a price per share that exceeds our net tangible book value per share after this offering. Based on the public offering price of $ 41.00 per share, you will experience immediate dilution of $33.81 per share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the public offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell common shares at prices significantly below the price at which they invested.
In addition, the exercise of any of our outstanding options or warrants or settlement of our outstanding restricted share units could result in additional dilution. Further, we have in the past issued and may in the future issue common shares in connection with strategic transactions or with respect to royalty and milestone payment obligations. As a result of the dilution to investors purchasing common shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.
Sales of a substantial number of our common shares in the public market could occur at any time. This could cause the market price of our common shares to drop significantly, even if our business is doing well.
Sales of a substantial number of our common shares in the public market could occur at any time, subject to the restrictions and limitations described below. If we issue additional common shares, or our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our common shares in the public market, the market price of our common shares could decline significantly.
Our officers and directors are subject to contractual lock-up agreements with the underwriters for this offering for 30 days following the date of this prospectus supplement. J.P. Morgan Securities LLC may release these shareholders from their lock-up agreements at any time and without notice, which would allow for earlier sales of common shares in the public market subject to the conditions of Rule 144 under the Securities Act of 1933.

In addition, we have filed registration statements on Form S-8 registering the issuance of common shares subject to options or other equity awards issued or reserved for future issuance under our equity incentive plans. Shares registered under the registration statements on Form S-8 are available for sale in the public market subject to vesting arrangements and exercise of options, the lock-up agreements described above and, in the case of our affiliates, the restrictions of Rule 144.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in any certain manner. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. Further, our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.
Changes in tax law, determinations by tax authorities or changes in our effective tax rates may adversely affect our business and financial results.
Under current law, we expect to be treated as a non-U.S. corporation for U.S. federal income tax purposes. The tax laws applicable to our business activities, however, are subject to change and uncertain interpretation. Our tax position could be adversely impacted by changes in tax rates, tax laws, tax practice, tax treaties or tax regulations or changes in the interpretation thereof by the tax authorities in jurisdictions in which we do business. Our actual tax rate may vary from our expectation and that variance may be material. A number of factors may increase our future effective tax rates, including: (1) the jurisdictions in which profits are determined to be earned and taxed; (2) the resolution of issues arising from any future tax audits with various tax authorities; (3) changes in the valuation of our deferred tax assets and liabilities; (4) our ability to use net operating loss carryforwards to offset future taxable income and any adjustments to the amount of the net operating loss carryforwards we can utilize; and (5) changes in tax laws or the interpretation of such tax laws, and changes in generally accepted accounting principles. We may also become subject to income, withholding or other taxes in jurisdictions by reason of our activities and operations, and it is possible that taxing authorities in such jurisdictions could assert that we are subject to greater taxation than we currently anticipate. In particular, the Organization for Economic Co-operation and Development and the G20 Inclusive Framework on Base Erosion and Profit Shifting (the “Inclusive Framework”) has put forth two proposals—Pillar One and Pillar Two—that revise the existing profit allocation and nexus rules and ensure a minimal level of taxation, respectively. On December 12, 2022, the European Union member states agreed to implement the Inclusive Framework’s global corporate minimum tax rate of 15%, and various countries (both within and outside the European Union) have enacted new law implementing Pillar Two or have draft legislation proposed for adoption. The OECD continues to release additional guidance on the two-pillar framework, with widespread implementation anticipated in 2024. We are continuing to evaluate the potential impact on future periods of the Inclusive Framework, pending legislative adoption by individual countries, which could have an adverse impact on our effective tax rate, income tax expense and cash flows.
If we are or become a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.
If we are or become a passive foreign investment company (“PFIC”) for any taxable year during which a U.S. holder holds our shares, the U.S. holder would be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements.
Under the Code, we would be a PFIC for any taxable year in which (1) 75% or more of our gross income consisted of passive income or (2) 50% or more of the average quarterly value of our assets consisted of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes, but is not limited to, dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations and subject to certain exceptions, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation.
Although we believe our common shares should not currently be stock of a PFIC for U.S. federal income tax purposes and do not expect to become a PFIC in the foreseeable future, we cannot provide any assurances regarding our PFIC status for any current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. In particular, the determination of whether we are a PFIC and the characterization of our assets as active or passive may depend in part on (i) our current and intended future business plans which are subject to change and (ii) the application of certain “look-through” rules. For our current and future taxable years, the total value of our assets for PFIC testing purposes may fluctuate considerably from time to time, and is dependent on our application (which inherently involves an element of judgment) of the relevant valuation assumptions and methodologies. Under the income test, our status as a PFIC depends on the composition of our income which, in our current and future taxable years, we may not be able to fully control, for example, with respect to income attributed to us from entities owned 25% or more by us. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Therefore, we cannot provide any assurance regarding our PFIC status for any past, current or future taxable years.
In certain circumstances, a U.S. holder of shares in a PFIC may alleviate some of the adverse tax consequences described above by making a “qualified electing fund” (“QEF”) election to include in income its pro rata share of the corporation’s income on a current basis. However, a U.S. holder may make a QEF election with respect to our common shares only if we agree to furnish such U.S. holder annually with a PFIC annual information statement as specified in the applicable U.S. Treasury Regulations. We currently do not intend to prepare or provide the information that would enable U.S. holders to make a QEF election if we are treated as a PFIC for any taxable year, and U.S. holders of our common shares should assume that a QEF election will not be available.
Please see “Material United States Federal Income Tax Considerations” for further information. U.S. holders should consult their own tax advisors with respect to the operation of the PFIC rules and related reporting requirements in light of their particular circumstances, including the advisability of making any election that may be available.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, or documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other securities laws. All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance, are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. These forward-looking statements include, but are not limited to, statements about:
•our ongoing and planned clinical trials, including discovery and proof of concept trials, the status of our ongoing clinical trials, commencement dates for new clinical trials, and the timing of clinical trial results;
•our plans to pursue research and development of other products;
•anticipated future milestones, contingent and royalty payments and lease payments (and, in each case, their expected impact on liquidity);
•our commercialization, marketing and manufacturing capabilities and strategy; and
•our estimates regarding future revenues, expenses and needs for additional financing.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
•the risk of litigation and/or regulatory actions related to the Separation or our business;
•future business combinations or disposals;
•our ability to enter into additional collaborations with third parties;
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•our intellectual property position;
•the rate and degree of market acceptance of our products or product candidates, and our estimates regarding the potential market opportunity for our product candidates;
•our competitive position, including our competitors and competing products (including biosimilars);
•the impact of economic conditions, including increases in interest rates and inflation, on the costs of raw materials, wages, manufacturing and clinical trials and on borrowing costs;
•the timing and anticipated amounts of future tax payments and benefits (including the potential recognition of unrecognized tax benefits), as well as timing of conclusion of tax audits; and
•other factors identified elsewhere in this prospectus or in our filings with the SEC that are incorporated by reference herein, including those factors described in our Annual Report.

Any forward-looking statements in or incorporated by reference in this prospectus supplement and the accompanying prospectus reflect our then-current views with respect to future events and with respect to our future financial performance as of the date of such forward-looking statement and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under “Risk Factors” and elsewhere in this prospectus supplement. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus supplement. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analyses that may, in the future, not prove to have been accurate.
You should read this prospectus supplement and the documents that we incorporate by reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of common shares in this offering will be approximately $215.4 million, or approximately $247.8 million if the underwriters exercise their option to purchase additional shares in full, based on the public offering price of $41.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds we receive from this offering for general corporate purposes.

DIVIDEND POLICY
We have never declared or paid any dividends on our common shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash and our capitalization as of December 31, 2023 on:
•an actual basis; and
•an as adjusted basis to give effect to our issuance and sale of common shares in this offering at the public offering price of $41.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted column assumes no exercise by the underwriters of their option to purchase additional common shares from us.
You should read this table together with our condensed consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2023
(Amounts in thousands, except share amounts)	Historical	As Adjusted
Cash and cash equivalents	$248,402	$463,802
Marketable securities	133,417	133,417
Equity:
Preferred shares, no par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023; no shares issued and outstanding on an as adjusted basis	-	-
Common shares, no par value; 200,000,000 shares authorized, 81,115,723 shares issued and outstanding as of December 31, 2023; 86,725,480 shares issued and outstanding on an as adjusted basis	887,528	1,102,928
Additional paid-in capital	39,804	39,804
Accumulated deficit	(499,292)	(499,292)
Accumulated other comprehensive loss	(65)	(65)
Total capitalization	$427,975	$643,375

DILUTION
If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per common share and the as adjusted net tangible book value per common share immediately after this offering.
Our historical net tangible book value as of December 31, 2023 was $408.2 million, or $5.03 per common share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 81,115,723 common shares outstanding as of December 31, 2023.
After giving effect to the issuance and sale of common shares in this offering at the public offering price of $41.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of December 31, 2023 would have been $623.6 million, or $7.19 per common share. This represents an immediate increase in as adjusted net tangible book value of $2.16 per share to existing shareholders and immediate dilution in as adjusted net tangible book value of $33.81 per share to new investors purchasing common shares in this offering. The following table illustrates this per share dilution:

Public offering price per share		$41.00
Historical net tangible book value per share as of December 31, 2023	$5.03
Increase in as adjusted net tangible book value per share attributable to this offering	$2.16
As adjusted net tangible book value per share after this offering		$7.19
Dilution per share to new investors purchasing common shares in this offering		$33.81

If the underwriters exercise their option to purchase additional shares in this offering in full, the as adjusted net tangible book deficit per share after this offering would be $7.49 per share and the dilution in as adjusted net tangible book value per share to new investors purchasing common shares in this offering would be $33.51 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
The table and discussion above do not include:
•11,379,429 common shares issuable upon the exercise of stock options outstanding as of December 31, 2023, at a weighted average exercise price of $11.48 per share;
•173,899 common shares reserved for future issuance of awards under the 2022 Plan; and
•916,484 common shares reserved for future issuance under the ESPP.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax consequences of the ownership of our common shares. This section applies solely to holders that acquire our common shares pursuant to this offering and that will hold such common shares as capital assets for tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to a holder in light of such holder’s individual circumstances, including non-U.S., state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to holders subject to special rules, including:
•a dealer in securities or foreign currencies;
•a regulated investment company;
•a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;
•a tax-exempt organization;
•a bank, financial institution, or insurance company;
•a person that directly, indirectly or constructively owns 5% or more of the combined voting power of our common shares, or of the total value of our common shares;
•a person that holds our common shares as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes;
•a person that acquires or sells our common shares as a part of wash sale for U.S. federal income tax purposes;
•a person that acquired our common shares pursuant to the exercise of employee share options or otherwise as compensation;
•a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•investors in this offering who are existing shareholders of our company.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common shares that is, for U.S. federal income tax purposes:
•an individual that is a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more persons are authorized to control all substantial decisions of the trust.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on applicable tax treaties, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of owning our common shares. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of owning our common shares. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the Internal Revenue Service (“IRS”) may not agree with the tax consequences described in this Registration Statement.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding shares should consult its tax advisors with regard to the U.S. federal income tax treatment of our common shares.
U.S. Holders
The tax treatment of our common shares will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Except as discussed below under “-PFIC Considerations,” this discussion assumes that we are not classified as a PFIC for U.S. federal income tax purposes.
Taxation of Dividends
Under U.S. federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. For a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to the holder at the preferential rates applicable to long-term capital gains, provided that the holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. For this purpose, our common shares are treated as stock of a “qualified foreign corporation” if our common shares are readily tradable on an established securities market in the United States. Our common shares are listed on the NYSE, which is treated as an established securities market in the United States for these purposes, in which case dividends that we pay with respect to its common shares would generally constitute qualified dividend income, assuming the holding period requirements are met. However, we can give no assurances in this regard.
A U.S. holder must include any foreign tax withheld, if any, from the dividend payment in this gross amount even though the holder does not in fact receive it. The dividend is taxable to a U.S. holder when the holder receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the holder’s basis in the shares and thereafter as capital gain. We do not currently expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, a U.S. holder should expect to generally treat distributions that we make as dividends.
Subject to certain limitations and the following sentence, the foreign tax withheld, if any, and paid over to foreign countries may be creditable or deductible against a U.S. holder’s U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a reduction or refund of the tax withheld is available to the holder under foreign law, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against the holder’s U.S. federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to a U.S holder. However, if (a) we are 50% or more owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year. There can be no assurance that no portion of our dividends will be treated as derived from sources within the United States pursuant to the rule described in this paragraph.
Taxation of Capital Gains
If a U.S. holder sells or otherwise disposes of our common shares, the holder will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the holder realizes and the holder’s tax basis, determined in U.S. dollars, in the shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
PFIC Considerations
We believe that our common shares should not currently be stock of a PFIC for U.S. federal income tax purposes and do not expect to become a PFIC in the foreseeable future. However, the determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. In particular, the determination of whether we are a PFIC and the characterization of our assets as active or passive may depend in part on (i) our current and intended future business plans which are subject to change and (ii) the application of certain “look-through” rules. For our current and future taxable years, the total value of our assets for PFIC testing purposes may fluctuate considerably from time to time, and is dependent on the application (which inherently involves an element of judgment) of the relevant valuation assumptions and methodologies. Under the income test, our status as a PFIC depends on the composition of our income which, in our current and future taxable years, we may not be able to fully control, for example, with respect to income attributed to us from entities owned 25% or more by us. The composition of our income and assets is also affected by how, and how quickly, we spend the cash raised in this and any other offering. Therefore, we cannot provide any assurance regarding PFIC status for any past, current or future taxable years.
In general, we will be a PFIC with respect to a U.S. holder if for any taxable year in which the holder held our common shares:
•at least 75% of our gross income for the taxable year is passive income; or
•at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.
“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. Other than with respect to stock of a domestic corporation that is 25%-owned (by value) by certain foreign corporations, if a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If we are or become a PFIC, and a U.S. holder did not make a mark-to-market election, as described below, the holder will generally be subject to special rules with respect to:
•any gain the holder realizes on the sale or other disposition of the shares; and
•any excess distribution that we make to the holder (generally, any distributions to the holder during a single taxable year, other than the taxable year in which the holder’s holding period in the shares begins, that are greater than 125% of the average annual distributions received by the holder in respect of the shares during the three preceding taxable years or, if shorter, the holder’s holding period for the shares that preceded the taxable year in which the holder receives the distribution).
Under these rules:
•the gain or excess distribution will be allocated ratably over the holder’s holding period for the shares;
•the amount allocated to the taxable year in which the holder realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to the holder will be taxed as ordinary income;
•the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year; and
•the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.
Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or if the a U.S. holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC.
If we are or become a PFIC in a taxable year and our common shares are treated as “marketable stock” in such year, a U.S. holder may make a mark-to-market election with respect to the shares. If the U.S. holder makes this election, the holder will not be subject to the PFIC rules described above. Instead, in general, the holder will include as ordinary income each year the excess, if any, of the fair market value of the shares at the end of the taxable year over the holder’s adjusted basis in the shares. The holder will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of the shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in the shares will be adjusted to reflect any such income or loss amounts. Any gain that the holder recognizes on the sale or other disposition of the shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NYSE (on which the shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to shares of a U.S. holder would not apply to the holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to their shares under their particular circumstances.
A U.S. holder’s shares will generally be treated as stock in a PFIC if we are or become a PFIC at any time during the holder’s holding period in the shares, even if we are not currently a PFIC.

In addition, notwithstanding any election a U.S. holder makes with regard to the shares, dividends that the holder receives from us will not constitute qualified dividend income to the holder if we are a PFIC (or are treated as a PFIC with respect to the holder) either in the taxable year of the distribution or the preceding taxable year. Dividends that the holder receives that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, the holder must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in the holder’s gross income, and it will be subject to tax at rates applicable to ordinary income.
In certain circumstances, a U.S. holder of shares in a PFIC may alleviate some of the adverse tax consequences described above by making a QEF election to include in income its pro rata share of the corporation’s income on a current basis. However, a U.S. holder may make a QEF election with respect to our common shares only if we agree to furnish such U.S. holder annually with a PFIC annual information statement as specified in the applicable U.S. Treasury Regulations. We currently do not intend to prepare or provide the information that would enable U.S. holders to make a QEF election if we are treated as a PFIC for any taxable year, and U.S. holders of our common shares should assume that a QEF election will not be available.
If a U.S. holder owns shares during any year that we are a PFIC with respect to the holder, the holder may be required to file IRS Form 8621.
U.S. holders should consult their tax advisors as to the application of the PFIC rules in the event that our common shares were treated as stock of a PFIC.
NO ASSURANCE CAN BE GIVEN REGARDING OUR PFIC STATUS FOR ANY CURRENT OR FUTURE TAXABLE YEARS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.
Shareholder Reporting
A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. holders are urged to contact their tax advisors regarding this filing requirement.
Non-U.S. Holders
Taxation of Dividends
Dividends paid to a non-U.S. holder in respect of our common shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with the holder’s conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that the holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the holder to United States taxation on a net income basis. In such cases, the holder generally will be taxed in the same manner as a U.S. holder. For a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains
A non-U.S. holder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of our common shares unless:
•the gain is “effectively connected” with the holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that the holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the holder to United States taxation on a net income basis; or
•the holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.
For a corporate non-U.S. holder, “effectively connected” gains that the holder recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Backup Withholding and Information Reporting
For a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to the holder within the United States, and the payment of proceeds to the holder from the sale of our common shares effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if the holder fails to comply with applicable certification requirements or (in the case of dividend payments) is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns.
A non-U.S. holder is generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to the holder outside the United States by us or another non-United States payor. The non-U.S. holder is also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of shares effected at a United States office of a broker, as long as either (i) the non-U.S. holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) the non-U.S. holder otherwise establishes an exemption.
Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
A person generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the person’s income tax liability by filing a refund claim with the IRS.
EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE PARTICULAR CONSEQUENCES OF OWNING OUR COMMON SHARES, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

UNDERWRITING
We are offering the common shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Piper Sandler & Co. are acting as joint lead book-running managers of the offering and J.P. Morgan Securities LLC is acting as the representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	2,075,610
Morgan Stanley & Co. LLC	1,402,439
TD Securities (USA) LLC	953,659
Piper Sandler & Co.	560,976
Cantor Fitzgerald & Co.	392,683
Robert W. Baird & Co. Incorporated	224,390
Total	5,609,757

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.476 per share. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 841,463 additional common shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common shares less the amount paid by the underwriters to us per share of common shares. The underwriting fee is $2.46 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$2.46	$2.46
Total	$13,800,002	$15,870,001

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000. We have also agreed to reimburse the underwriters for up to $10,000 in expenses incurred in connection with the review and clearance of this offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Vlad Coric, our Chief Executive Officer, and certain of our directors and their affiliated funds have indicated an interest in purchasing up to $62,000,000, in the aggregate, of our common shares in this offering at the public offering price. Dr. Coric has indicated an interest in purchasing approximately $5,000,000 of the common shares being offered hereby. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to each of Dr. Coric or our directors and their affiliated funds, and any of such persons or their affiliated funds could determine to purchase more, fewer or no shares in this offering.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that, without the prior written consent of J.P. Morgan Securities LLC, we will not, during the period beginning on the date of this prospectus supplement and ending 30 days after the date of this prospectus supplement, or the restricted period:
•offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the common shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or
•enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or any such other securities, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement).
The restrictions on our actions, as described above, do not apply to certain transactions, including (a) the common shares to be sold pursuant to this offering, (b) the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security described in this prospectus supplement and outstanding on the date hereof, (c) the grant of options, restricted share units or any other type of equity award described in this prospectus supplement, or our issuance of common shares (whether upon the exercise of stock options or otherwise), to our employees, officers, directors, advisors or consultants pursuant to employee benefit plans in effect on the date hereof and described in this prospectus supplement, provided that, prior to the issuance of any such common shares or other securities to an executive officer or director where the common shares or other securities vest within the restricted period, we will cause each recipient of such grant or issuance to execute and deliver to the underwriters a lock-up letter, (d) the filing of a registration statement with the SEC on Form S-8 in respect of any common shares or any securities convertible into or exercisable or exchangeable for common shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in this prospectus supplement, and (e) the sale or issuance of or entry into an agreement to sell or issue common shares or any securities convertible into or exercisable or exchangeable for common shares in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships; or other strategic corporate transactions or alliances; provided that each recipient of common shares or any securities convertible into or exercisable or exchangeable for common shares pursuant to this clause (e) shall execute a lock-up letter with respect to the remaining portion of the restricted period, and provided further that the aggregate amounts of common shares or any securities convertible into or exercisable or exchangeable for common shares (on an as-converted, as-exercised or as-exchanged basis) that we may sell or issue or agree to sell or issue pursuant to this clause (e) will not exceed 7.5% of the total number of our common shares issued and outstanding immediately following the completion of this offering.
All of our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities LLC, they will not, during the period beginning on the date of this prospectus supplement and ending 30 days after the date of this prospectus supplement, or the restricted period:
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for common shares; or
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares or any security convertible into common shares, whether any such transaction described in the foregoing bullet or this bullet is to be settled by delivery of common shares or such other securities, in cash or otherwise; or
•publicly disclose the intention to do any of the foregoing, whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing. In addition, without the prior written consent of the representative on behalf of the underwriters, (i) our directors and officers will not, during the restricted period, make any demand for, or exercise any right, or publicly disclose such person’s intention to make any demand or exercise any right, with respect to the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares and (ii) we will not file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares. In addition, our directors and officers agreed and consented to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of each such person’s common shares except in compliance with the below restrictions.
The restrictions described in the preceding paragraphs are subject to certain exceptions, including, but not limited to:
•transactions relating to our common shares or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;

•transfers of common shares or any security convertible into common shares to an immediate family member or a trust for the direct or indirect benefit of the director or officer or such immediate family member of the director or officer, provided that each transferee signs and delivers a lock-up agreement, and provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•transfers of common shares or any security convertible into common shares as a bona fide gift or charitable contribution, provided that each transferee signs and delivers a lock-up agreement, and provided that, if required, any public report or filing under Section 16 of the Exchange Act clearly indicates in the footnotes thereto that the filing was made in connection with a bona fide gift or charitable contribution and no other public announcement is required or will be made voluntarily in connection with such bona fide gift or charitable contribution;
•transfers of common shares or any security convertible into common shares by will or intestacy, provided that each transferee signs and delivers a lock-up agreement, and provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•if the transferor is a corporation, partnership or other business entity, distributions of common shares or any security convertible into common shares to limited partners, members, shareholders or holders of similar equity interests in the transferor, provided that each distributee signs and delivers a lock-up agreement, and provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•if the transferor is a trust, transfers or distributions of common shares or any securities convertible into or exercisable or exchangeable for common shares to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that each transferee signs and delivers a lock-up agreement, and provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•the exercise of a stock option granted under a stock incentive plan or stock purchase plan described in this prospectus supplement, and the receipt from the company of common shares upon such exercise, insofar as such option is outstanding as of the date of the lock-up agreement or the date of this prospectus supplement, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement, and provided that, if required, any public report or filing under Section 16 of the Exchange Act clearly indicates in the footnotes thereto that the filing relates to the exercise of a stock option, that no common shares were sold by the reporting person and that the common shares received upon exercise of the stock option are subject to a lock-up agreement with the underwriters;
•the disposition of common shares to us, or the withholding of common shares by us, in a transaction exempt from Section 16(b) of the Exchange Act solely to the extent required for the payment of taxes due with respect to the vesting or expiration of options or the vesting of restricted stock or restricted stock units granted under a stock incentive plan, stock purchase plan or pursuant to a contractual employment arrangement described in this prospectus supplement, insofar as such options, restricted stock or restricted stock units are outstanding as of the date of the lock-up agreement or the date of this prospectus supplement, provided that, if required, any public report or filing under Section 16 of the Exchange Act will clearly indicate in the footnotes thereto that the filing relates to the circumstances of such transfer or disposition and no other public announcement will be required or will be made voluntarily in connection with such transfer or disposition during the restricted period;

•transfers to us in connection with the repurchase of common shares in connection with the termination of the director or officer’s employment with us pursuant to contractual agreements with us as in effect as of the date of this prospectus supplement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•transfers of common shares or any security convertible into or exercisable or exchangeable for common shares pursuant to a domestic order, divorce decree or court order, provided that each transferee signs and delivers a lock-up agreement, and provided that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the transfer of such securities pursuant to a domestic order, divorce decree or court order, that no such securities were sold by the reporting person and that the securities so transferred are subject to a lock-up agreement with the underwriters;
•the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the director, officer or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period;
•transactions relating to common shares or other securities convertible or exercisable into common shares purchased in the offering, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares or any security convertible into common shares is required or voluntarily made during the restricted period;
•a merger, consolidation or other similar transaction, occurring after the closing of the offering, in which all holders of the common shares may participate, involving a change of control of the company and approved by our Board, provided that, in the event that such change of control transaction is not completed, the person’s common shares shall remain subject to the restrictions contained in the lock-up agreement and title to the person’s common shares shall remain with the person (for purposes of the foregoing, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the underwriters pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of our or the surviving entity’s outstanding voting securities); and
•transfers of common shares made pursuant to a written trading plan established prior to the date of the lock-up agreement in accordance with Rule 10b5-1 under the Exchange Act, provided that, to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the director, officer or us regarding a transfer pursuant to such plan, such announcement or filing shall include a statement to the effect that such transfer was made pursuant to such plan.
J.P. Morgan Securities LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described above at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common shares are listed on the NYSE under the symbol “BHVN.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to prospective investors in the United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
•in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA, provided that no such offer of the shares shall require the Issuer or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectus under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectus under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to prospective investors in the Dubai International Financial Centre, or DIFC
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
•has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;

(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice
SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The shares may be offered to companies incorporated under the BVI Business Companies Act (As Revised), or companies incorporated in British Virgin Islands, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of our common shares for the purposes of the Securities and Investment Business Act (As Revised) or the Public Issuers Code of the British Virgin Islands.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea, or the FSCMA, and the decrees and regulations thereunder and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea, or the FETL, and the decrees and regulations thereunder. The shares have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of our common shares has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares may not be circulated or distributed, nor may our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires our common shares, as principal, if the offer is on terms that our common shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010 and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of our common shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted, or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African

Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)(a) the offer, transfer, sale, renunciation or delivery is to:
(i)persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)the South African Public Investment Corporation;
(iii)persons or entities regulated by the Reserve Bank of South Africa;
(iv)authorized financial service providers under South African law;
(v)financial institutions recognized as such under South African law;
(vi)a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii)any combination of the person in (i) to (vi); or
Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to Section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Notice to prospective investors in Israel
In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common shares; (iv) that the common shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

VALIDITY OF COMMON SHARES
The validity of the common shares will be passed upon for us by Maples and Calder, our special British Virgin Islands counsel. Certain other legal matters will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Information filed with the SEC is available on the SEC’s website at http://www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohaven.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website or our website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-41477):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•our Current Report on Form 8-K filed with the SEC on March 12, 2024; and
•the description of our common shares contained in our Registration Statement on Form 10 filed on September 20, 2022 and any amendments or reports filed with the SEC for the purpose of updating the description.
We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and the accompanying prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents either in writing to Biohaven Ltd., Attn: Corporate Secretary, c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, Connecticut 06510 or by calling us at (203) 404-0410.
You also may access these filings on our website at www.biohaven.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or any accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS
Biohaven Ltd.
Common Shares
Preferred Shares
Depositary Shares
Debt Securities
Warrants
Rights
Purchase Contracts
Units
From time to time, we, and certain selling shareholders to be named in prospectus supplement(s) that may be provided in the future, may offer the securities described in this prospectus, either individually or in combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering. Information about any selling shareholder and its resale of common shares, including the relationship between such selling shareholder and us and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement.
We intend to use the net proceeds from the sale of our securities offered by us for general corporate purposes unless otherwise specified in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common shares by any selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by any selling shareholder.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The specific plan of distribution for any securities to be offered will also be provided in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under “Where You Can Find Additional Information,” carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “BHVN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2023

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of its date.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.
As permitted under the rules of the SEC, this prospectus incorporates important business information about Biohaven Ltd. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information.” Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”
Neither we, any selling shareholders nor any underwriters, agents or dealers have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, any selling shareholders nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Biohaven”, “the Company”, “we”, “us”, “our” or similar references mean Biohaven Ltd.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other securities laws. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance, are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. These forward-looking statements include, but are not limited to, statements about:
•our ongoing and planned clinical trials, including discovery and proof of concept trials, the status of our ongoing clinical trials, commencement dates for new clinical trials, and the timing of clinical trial results;
•our plans to pursue research and development of other products;
•anticipated future milestones, contingent and royalty payments and lease payments (and, in each case, their expected impact on liquidity);
•our commercialization, marketing and manufacturing capabilities and strategy; and
•our estimates regarding future revenues, expenses and needs for additional financing.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
•disruption from our separation (the “Separation”) from Biohaven Pharmaceutical Holding Company Ltd. making it more difficult to maintain business and operational relationships;
•unknown liabilities;
•the risk of litigation and/or regulatory actions related to the Separation or our business;
•future business combinations or disposals;
•risks related to diverting management’s attention from the Company’s ongoing business operation;
•our ability to enter into additional collaborations with third parties;
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•our intellectual property position;
•the rate and degree of market acceptance of our products or product candidates, and our estimates regarding the potential market opportunity for our product candidates;
•our competitive position, including our competitors and competing products (including biosimilars);
•the impact of economic conditions, including increases in interest rates and inflation, on the costs of raw materials, wages, manufacturing and clinical trials and on borrowing costs;
•the timing and anticipated amounts of future tax payments and benefits (including the potential recognition of unrecognized tax benefits), as well as timing of conclusion of tax audits; and

•other factors identified elsewhere in this prospectus or in our filings with the SEC that are incorporated by reference herein, including those factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
Any forward-looking statements in this prospectus or the documents incorporated by reference herein reflect our views as of the date of this prospectus or the incorporated document with respect to future events and with respect to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from expectations include, among other things, those described under “ Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference herein contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analyses that may, in the future, not prove to have been accurate.
You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohaven.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided in “Incorporation of Certain Information by Reference”. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus and any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website or our website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-41477):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023;
•our Current Report on Form 8-K filed with the SEC on May 4, 2023; and
•the description of our common shares contained in our Registration Statement on Form 10 filed on September 20, 2022, and any amendments or reports filed with the SEC for the purpose of updating the description.
We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents either in writing to Biohaven Ltd., Attn: Corporate Secretary, c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, Connecticut 06510 or by calling us at (203) 404-0410.
You also may access these filings on our website at www.biohaven.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

RISK FACTORS
An investment in our securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to a specific offering of securities.

THE COMPANY
We are a global clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of life-changing therapies to treat a broad range of rare and common diseases. Our experienced management team brings with it a proven track record of delivering new drug approvals for products for diseases such as migraine, depression, bipolar disorder and schizophrenia. We are advancing a pipeline of therapies for diseases, many of which have limited or no treatment options, leveraging our proven drug development capabilities and proprietary platforms including Kv7 ion channel modulation for epilepsy and neuronal hyperexcitability, glutamate modulation for Obsessive-Compulsive Disorder and Spinocerebellar Ataxia, myostatin inhibition for neuromuscular diseases and metabolic disorders, and brain-penetrant Tyrosine Kinase 2/Janus Kinase 1 inhibition for neuroinflammatory disorders. Our portfolio of early- and late-stage product candidates also includes discovery research programs focused on TRPM3 channel activation for neuropathic pain, CD-38 antibody recruiting, bispecific molecules for multiple myeloma, antibody drug conjugates, and targeted extracellular protein degradation platform technology with potential application in neurological disorders, cancer, and autoimmune diseases.
We are advancing our broad and diverse pipeline across early and late stage development, including three Phase 3 clinical programs. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with capabilities in drug discovery and development. In addition, we have several preclinical assets in our early discovery program, targeting indications in neuroscience and immunology.
We are a business company limited by shares incorporated under the laws of the British Virgin Islands Our registered office is located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands and our telephone number is +1 (284) 852-3000. Our U.S. subsidiary’s office is located at 215 Church Street, New Haven, Connecticut 06510 and telephone number is (203) 404-0410. Our website address is www.biohaven.com.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of our securities offered by us for general corporate purposes unless otherwise specified in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of common shares by any selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by any selling shareholder.

DESCRIPTION OF SHARE CAPITAL
The following descriptions are summaries of the material terms of our Amended Memorandum and Articles of Association. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Amended Memorandum and Articles of Association. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our Amended Memorandum and Articles of Association which is included as an exhibit to the registration statement of which this prospectus is part.
General
We are a British Virgin Islands (“BVI”) business company limited by shares incorporated in the BVI on May 2, 2022, and our affairs are governed by the provisions of our Amended Memorandum and Articles of Association and by the BVI Business Companies Act (As Revised) (the “BVI Act”).
As provided in our Amended Memorandum and Articles of Association, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.
Authorized Shares
Our Amended Memorandum and Articles of Association authorize us to issue up to 200,000,000 common shares, no par value, and up to 10,000,000 preferred shares, no par value (the “Preferred Shares”). Our Board may establish the rights and preferences of the Preferred Shares from time to time. As of September 26, 2023, we had 68,322,178 common shares issued and outstanding, held of record by 43 shareholders, and no Preferred Shares issued.
The following are summaries of material provisions of our Amended Memorandum and Articles of Association and the BVI Act insofar as they relate to the material terms of our common shares.
Common Shares
General. The maximum number of shares we are authorized to issue are 210,000,000 divided into 200,000,000 common shares, with no par value each and 10,000,000 Preferred Shares. Holders of common shares have the same rights. All of our outstanding common shares are fully paid and non-assessable.
Our Amended Memorandum and Articles of Association do not provide for pre-emptive rights.
Dividends. The holders of our common shares are entitled to an equal share of such dividends, as may be declared by our Board subject to the BVI Act. Our Amended Memorandum and Articles of Association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine. Under the BVI Act, the directors must be satisfied that the Company will meet the statutory solvency test immediately after the dividend.
Voting Rights. In respect of all matters subject to a shareholders’ vote, each common share is entitled to one vote for each common share registered in his or her name on our register of shareholders. Holders of common shares shall at all times vote together on all resolutions submitted to a vote of the shareholders. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder.
A quorum required for a meeting of shareholders consists of at least 50% of the votes of the shares or class or series of shares entitled to vote present in person or by proxy at the meeting or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings must be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. Extraordinary general meetings of the shareholders of the Company may be called, for any purpose as is a proper matter for shareholder action under applicable BVI law, by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the directors pursuant to a resolution of directors or (iv) by shareholders holding not less than 10% of the votes of the outstanding voting shares entitled to vote at the meeting. The directors shall determine the time and place, if any, of such general meeting. Advance notice of not less than 10 and not more than 60 days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our Amended Memorandum and Articles of Association.
Appointment and Removal of Directors. In accordance with our Amended Memorandum and Articles of Association, any director may be appointed by resolution of shareholders and may be removed, with cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes of the common shares entitled to vote.
Transfer of Common Shares. Under the BVI Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s Amended Memorandum and Articles of Association.
Under our Amended Memorandum and Articles of Association, our Board may refuse or delay the registration of a transfer of shares where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, our Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares. Where our Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.
Liquidation. On a liquidation or winding up of the Company assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis.
Calls on Common Shares and Forfeiture of Common Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Common Shares. The BVI Act and our Amended Memorandum and Articles of Association permit us to purchase our own shares with the prior written consent of the relevant shareholders, on such terms and in such manner as may be determined by our Board and by a resolution of directors and in accordance with the BVI Act.
Variation of Rights of Shares. Other than with respect to the issuance of the Preferred Shares in accordance with our Amended Memorandum and Articles of Association, all or any of the rights attached to any class or series of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issuance of further shares ranking pari passu with or superior to such existing class of shares.
Issuance of Additional Shares. Our Amended Memorandum of Association authorizes our Board to issue additional common shares from time to time as our Board shall determine. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.
Inspection of Books and Records. A shareholder of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of shareholders; (c) the register of directors; and (d) the minutes of meetings and resolutions of shareholders and of those classes of shareholders of which he is a shareholder; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.
Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.
A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of shareholders or a copy of the register of shareholders; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.
Preferred Shares
Our Amended Memorandum and Articles of Association provide that preferred shares may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the common shares and could have anti-takeover effects. The ability of our Board to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Limitations on the Right to Own Shares
There are no limitations on the right to own our common shares.
Disclosure of Shareholder Ownership
There are no provisions in the Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions
Some provisions of our Amended Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•establish a classified Board such that not all shareholders of the Board are elected at one time;
•allow the authorized number of our directors to be changed only by resolution of our Board;
•limit the manner in which shareholders can remove directors from the Board;
•establish advance notice requirements for shareholder proposals that can be acted on at shareholder meetings and nominations to our Board;
•require that shareholder actions must be effected at a duly called shareholder meeting and prohibit actions by our shareholders by written consent;
•limit the ability of shareholders to requisition and convene general meetings of shareholders; and

•authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders without shareholder approval, which could be used to institute a shareholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board.
However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.
Costs of Claim
Under our Amended Memorandum and Articles of Association, in the event that (i) any Member or prior Member (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.
Differences in Corporate Law
The BVI Act, and the other laws of the British Virgin Islands, or the BVI, affecting BVI business companies like us and our shareholders differ from laws applicable to U.S. Delaware corporations and their stockholders.
BVI Corporate Law
Mergers and Similar Arrangements
Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.
A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.
A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.
As soon as a merger becomes effective:
a.the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;
b.the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;
c.assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d.the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;
e.no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and
f.no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger; but
i.the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or
ii.the surviving company may be substituted in the proceedings for a constituent company.
The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.
The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters’ rights in the event of a merger under the BVI Act.
A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.
Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.
A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:
a.his name and address;
b.the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and
c.a demand for payment of the fair value of his shares.
Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.
The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:
a.the Company and the dissenter shall each designate an appraiser;
b.the two designated appraisers together shall designate an appraiser;
c.the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and
d.the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.
Shareholders’ Suits
Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.
If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.
The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances.
Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.
In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.
Comparison of BVI Corporate Law and Delaware U.S. Corporate Law
Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in Delaware in the United States and their stockholders.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our Amended Memorandum and Articles of Association allow our shareholders holding not less than 10% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Amended Memorandum and Articles of Association permit the directors to call shareholders’ annual general meetings, and we expect to do so in the future. The location of any shareholders’ meeting can be determined by the Board and can be held anywhere in the world.
Cumulative Voting
There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Amended Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Shareholder Action by Written Consent
Although British Virgin Islands law provides that companies may permit shareholder actions by written consent, our Amended Memorandum and Articles of Association provide that shareholders may not approve corporate matters by way of a written resolution.
Amendment of Memorandum and Articles of Association
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended Memorandum and Articles of Association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles of Association, directors can be removed from office, with cause, by a resolution of shareholders passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes of the common shares entitled to vote.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two‑tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits”

above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company. Our Amended Memorandum and Articles of Association also import the provisions of the Delaware General Corporation Law which prohibits the Company from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder unless (i) prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the votes of shares in the Company outstanding at the time the transaction commenced or (iii) at or subsequent to such time the business combination is approved by the Board and authorized at an annual or extraordinary general meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the votes of shares not owned by the interested shareholder.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act.
Indemnification of Directors and Executive Officers and Limitation of Liability
BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our Amended Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended Memorandum and Articles of Association.

Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Other than with respect to the issuance of the Preferred Shares in accordance with our Amended Memorandum and Articles of Association, all or any of the rights attached to any class or series of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or superior to such existing class of shares.
Dissolution; Winding-Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the BVI Insolvency Act.
Voluntary Liquidation
If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the Amended Memorandum and Articles of Association, a liquidator may be appointed by a resolution of directors or resolution of shareholders but if the directors have commenced liquidation by a resolution of directors the shareholders must approve the liquidation plan by a resolution of shareholders save in limited circumstances.
A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.
We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.
Rights of Non-resident or Foreign Shareholders
There are no limitations imposed by our Amended Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Money Laundering
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

NYSE Listing
Our common shares are listed on the New York Stock Exchange under the trading symbol “BHVN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred shares issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred shares which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the preferred shares of any series of preferred shares represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred shares depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares in proportion to the applicable fraction or multiple of a share of preferred shares represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional preferred shares in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Shares
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred shares and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial preferred shares will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole preferred shares the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred shares, the holder will not be entitled to re-deposit such preferred shares under the deposit agreement or to receive depositary shares in exchange for such preferred shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred shares, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred shares represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred shares. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred shares and any other amounts per share payable with respect to the preferred shares multiplied by the fraction or multiple of a preferred share represented by one depositary share. Whenever we redeem preferred shares held by the depositary, the depositary will redeem the depositary shares representing the preferred shares on the same day, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred shares. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the preferred shares underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred shares underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred shares, common shares, or other securities into which the preferred shares are to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:
•the exchange or conversion rate per preferred share, multiplied by the fraction or multiple of a preferred share represented by one depositary share;
•plus all money and any other property represented by one depositary share; and
•including all amounts per depositary share paid by us for dividends that have accrued on the preferred shares on the exchange or conversion date and that have not been paid.
The depositary shares, as such, cannot be converted or exchanged into other preferred shares, common shares, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred shares represented by the depositary shares into other shares of our preferred shares or common shares or to exchange the preferred shares for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred shares using the same procedures as we use for the delivery of preferred shares. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “-Withdrawal of Preferred Shares”, to receive preferred shares and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:
•all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred shares are convertible or exchangeable;
•each share of preferred shares has been converted into or exchanged for common shares; or
•a final distribution in respect of the preferred shares has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred shares underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
•we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;
•we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and
•we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.
General
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;
•whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;
•the date or dates on which the principal of the securities of the series is payable;
•the interest rate, if any, and the method for calculating the interest rate;
•the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;
•the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•any mandatory or optional redemption terms;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•the denominations in which the debt securities will be issued;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;
•if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
•the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and
•any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Biohaven may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:
•Biohaven is the surviving person or the successor person (if other than Biohaven) expressly assumes Biohaven’s obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.
Notwithstanding the above, any of Biohaven’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Biohaven.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Biohaven; and
•any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;
•such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;
•the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•to add guarantees with respect to debt securities of a series or secure debt securities of a series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of any series of debt securities;
•to comply with the applicable procedures of the applicable depositary;
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to make any change that does not materially adversely affect the rights of any holder of debt securities;

•to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and
•for certain other reasons set forth in any prospectus supplement.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;
•make any change to certain provisions of the indenture relating to waivers or amendments; or
•waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares, preferred shares, depositary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with common shares, preferred shares, depositary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the currencies in which the warrants are being offered;
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.
If warrants for the purchase of common shares, preferred shares, or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the total number of shares that can be purchased if a holder of the warrants exercises them;
•the number of warrants being offered with each common share;
•the date on and after which the holder of the warrants can transfer them separately from the related common shares or preferred shares or the related depositary shares;
•the amount of common shares, preferred shares, or depositary shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
•the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of common shares, preferred shares, or depositary shares will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase depositary shares or common shares or preferred shares are exercised, holders of the warrants will not have any rights of holders of the underlying depositary shares or common shares or preferred shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “-Warrant Adjustments” below.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of common shares or preferred shares or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
•properly complete and sign the reverse side of the warrant certificate representing the warrants; and
•deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common shares or preferred shares or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for depositary shares or shares of common shares or preferred shares will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
•issue shares of common shares or preferred shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common shares or preferred shares;
•pay any cash to all or substantially all holders of our common shares or preferred shares, other than a cash dividend paid out of our current or retained earnings;
•issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares or preferred shares; or
•issue common shares, preferred shares or additional shares or other securities or property to all or substantially all holders of our common shares or preferred shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;
then the holders of common share warrants, preferred share warrants, or depositary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares or preferred shares or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.
Except as stated above, the exercise price and number of securities covered by a warrant for common shares, preferred shares, or depositary shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common share warrants, preferred share warrants or depositary share warrants may have additional rights under the following circumstances:
•certain reclassifications, capital reorganizations or changes of the common shares or preferred shares;

•certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares or preferred shares; or
•certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our common shares, preferred shares, or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants, preferred share warrants, or depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•the date for determining the persons entitled to participate in the rights distribution;
•the exercise price for the rights;
•the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
•the number of rights issued to each shareholder and the number of rights outstanding, if any;
•the extent to which the rights are transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•anti-dilution provisions of the rights, if any; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain United States federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

SELLING SHAREHOLDERS
This prospectus relates to the possible resale of an undetermined number of common shares from time to time by certain selling shareholders to be named in prospectus supplement(s).

PLAN OF DISTRIBUTION
We or any selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at negotiated prices; or
•through a combination of any of the above methods of sale.
Each prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the applicable selling shareholder or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common shares. In addition, we or any selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered and certain other matters of British Virgin Islands law will be passed upon for us by Maples and Calder, our special British Virgin Islands counsel, and the validity of the depositary shares, debt securities, warrants, rights, purchase contracts and units and certain other matters of New York law will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

5,609,757 Common Shares
Biohaven Ltd.

Joint Lead Book-Running Managers
J.P. Morgan Morgan Stanley TD Cowen Piper Sandler
Book-Running Managers
Cantor Baird